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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): June 18, 2003



                              THE BANC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


       0-25033                                             63-1201350
(Commission File Number)                      (IRS Employer Identification No.)


17 NORTH 20TH STREET, BIRMINGHAM, ALABAMA                              35203
 (Address of Principal Executive Offices)                            (Zip Code)


                                 (205) 327-3600
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.  OTHER EVENTS.

         On June 18, 2003, The Banc Corporation, a Delaware corporation, announced the signing of a definitive purchase and assumption agreement with Trustmark National Bank pursuant to which Trustmark National Bank will acquire seven Florida branches of The Bank, known as the Emerald Coast Division, serving the markets from Destin to Panama City for a $46.8 million deposit premium. The transaction is subject to regulatory approval and is expected to close during the third quarter of 2003.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements on Businesses Acquired.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits.

                  The following exhibits are filed pursuant to Item 601 of Regulation S-K:

EXHIBITS:

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
Exhibit Number     Description of Exhibit

99.1               Press Release of The Banc Corporation dated June 18, 2003
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        THE BANC CORPORATION

Date: June 18, 2003                     By: /s/ F. Hampton McFadden, Jr.
                                           ------------------------------------
                                                 F. Hampton McFadden, Jr.
                                                Executive Vice President,
                                              General Counsel and Secretary